Middlefield Banc Corp.  2023 Fourth Quarter Investor Presentation (Nasdaq: MBCN) Exhibit 99.1

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 concerning Middlefield Banc Corp.’s plans, strategies, objectives, expectations, intentions, financial condition and results of operations. These forward-looking statements reflect management’s current views and intentions and are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause the actual results to differ materially from those contemplated by the statements. The significant risks and uncertainties related to Middlefield Banc Corp. of which management is aware are discussed in detail in the periodic reports that Middlefield Banc Corp. files with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” section of its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q. Investors are urged to review Middlefield Banc Corp.’s periodic reports, which are available at no charge through the SEC’s website at www.sec.gov and through Middlefield Banc Corp.’s website at www.middlefieldbank.bank on the “Investor Relations” page. Middlefield Banc Corp. assumes no obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation. www.middlefieldbank.bank

Middlefield Banc Corp. Middlefield Banc Corp. (Nasdaq: MBCN) Providing financial services throughout Central, Western and Northeast Ohio Profitably serving its communities, customers, employees, and shareholders by its commitment to quality, safety and soundness, and maximizing shareholder value www.middlefieldbank.bank

www.middlefieldbank.bank Middlefield: A Community Bank That is Safe, Strong and Committed Highlights Strategic Strengths Experienced and Proven Team: As part of the Company’s comprehensive succession plan, Ron Zimmerly was appointed CEO in 2024 and Mike Ranttila CFO in 2023 Strategic focus on developing and attracting proven bankers to support growth Communities: Serving attractive Ohio banking markets Located in three of the top five Ohio counties ranked by median household income Optimally positioned between rural (funding) and metropolitan (lending) communities Customers: Balanced mix of retail and commercial customers Geauga County in Northeast Ohio is home to the world’s 4th largest Amish population Community Banking Values and Focus: Providing superior and responsive financial services since 1901 Committed to quality, safety and soundness Local decision making and community investment creates competitive advantage Financial Strength: Profitable throughout multiple economic cycles and never reported a loss AOCI impact is minimal Above peer ROAA, NIM, Equity/Assets, and Tangible Equity/Assets* Legacy of returning capital back to shareholders $618.1 million of maximum borrowing capacity at the FHLB at December 31, 2023 21 Branches 120+ Years of service 3 Strong and compelling Ohio markets #1 Community Bank in core markets 4.04% 2023 net interest margin * Please see Reconciliation of Non-GAAP Measures on slide 24

Only independent community bank with exposure to Central, Western and Northeast Ohio Markets Branches located in counties that have above average median household income, median value of owner-occupied housing, and employment rates www.middlefieldbank.bank Compelling Ohio Banking Franchise 21 Middlefield locations

Michael Ranttila Executive Vice President / Chief Financial Officer Ranttila has been with the Bank for over 12 years, beginning as a Controller and then was promoted through pivotal roles within the Bank. Michael Cheravitch Executive Vice President / Chief Banking Officer Cheravitch joined MBCN in 2023 from F.N.B. Corporation and has over 35 years of banking experience. Courtney Erminio Executive Vice President / Chief Risk Officer Erminio joined MBCN in 2010 from Crowe Horwath and has 18 years of audit, risk and business experience. Rebecca Noblit Executive Vice President / Chief Credit Officer Noblit joined MBCN in 2022 after the Liberty Bancshares acquisition and has over 19 years of banking experience. Jerry Benko Senior Vice President / Chief Commercial Market Executive - Northeast Ohio Benko joined MBCN in 2023 from Huntington National Bank and has over 21 years of banking experience within the Northeast Ohio market. Experienced Executive Leadership Team Assembled Ronald L. Zimmerly Jr. Chief Executive Officer and President Zimmerly joined MBCN in 2022 after the Liberty Bancshares acquisition and has 35 years of banking experience, including 13 years as President and CEO of Liberty. Tom Wilson Executive Vice President / Chief Strategy and Innovation Officer Wilson joined MBCN in 2022 after the Liberty Bancshares acquisition and has over 24 years of investment banking, management consulting, and investment experience. Sarah Winters Senior Vice President / Chief Human Resources Officer Winters joined MBCN in 2023 from KeyCorp and has 24 years of HR strategy, talent management, and business experience. Josh Riley Senior Vice President / Chief Commercial Market Executive - Central Ohio Riley joined MBCN in 2023 from First Merchants Bank and has over 21 years of financial services experience within the Central Ohio market. Anna Maria Brenneman Western Regional President Brenneman joined MBCN in 2022 after the Liberty Bancshares acquisition and has over 35 years of banking experience. Middlefield has focused on pursuing a comprehensive succession plan, which has added new, experienced leaders to drive the next phase of Middlefield’s growth. In addition, the Company has successfully integrated the December 2022 Liberty Bancshares acquisition by blending the two cultures and adding additional members to Middlefield’s leadership team. www.middlefieldbank.bank

Proven Board of Directors Thomas W. Bevan Director Since 2017 Age: 58 Founding shareholder and CEO of Bevan & Associates, LPA, Inc. Ronald L. Zimmerly Jr. Director Since 2022 Age: 59 Zimmerly serves as Chief Executive Officer and President of Middlefield and The Middlefield Banking Company. Michael C. Voinovich Director Since 2020 Age: 50 Executive Vice President and Chief Investment Officer of ECHO Health, Inc. James J. McCaskey Director Since 2004 Age: 60 McCaskey serves as Middlefield’s Vice Chairman, and is President of McCaskey Landscape & Design, LLC. Carolyn J. Turk Director Since 2004 Age: 67 Former Chief Financial Officer/Treasurer of Molded Fiber Glass Companies. Jennifer L. Moeller Director Since 2021 Age: 59 Moeller is an angel investor and serves as Chairperson of the Investment Screening Committee at North Coast Ventures. William J. Skidmore Director Since 2007 Age: 67 Skidmore has been Middlefield’s Chairman since 2019 and former Northeast Ohio Senior District Manager of Waste Management. Kevin A. DiGeronimo Director Since 2021 Age: 39 Principal at the DiGeronimo Companies and President of Independence Construction. Kenneth E. Jones Director Since 2008 Age: 75 Former President of Chesapeake Financial Advisors. Darryl E. Mast Director Since 2013 Age: 73 Former Vice President Operations for Hattie Larlham Care Group and Foundation. Mark R. Watkins Director Since 2022 Age: 60 Partner in Watkins Farm, Watkins Farmland Stewardship, LLC, and Rushwood Farms, LLC. Spencer T. Cohn Director Since 2022 Age: 36 Director of Castle Creek. www.middlefieldbank.bank Middlefield’s board has an average age of 59 years and average tenure of 9 years

Historic Growth Underway in The Columbus Region



Marion
Morrow
Logan
Union
Delaware
Licking
Franklin
Madison
Fairfield
Pickaway

The 10-county area in Central Ohio is home to over **2.2 million** people and **16** Fortune 1000 company headquarters. The Columbus region is the **14th** largest metropolis in the U.S.

According to https://columbusregion.com/meet-the-region

Historic economic development is underway across Central Ohio, including recently announced projects[1] from Intel ($100 Billion), Amazon ($8.0 Billion), Honda ($4.5 Billion), and Nationwide Children's Hospital ($3.3 Billion). Intel's project alone is the largest single private-sector investment in Ohio's history.

Intel's initial $20 billion investment into two new factories in Licking County could grow to as much as $100 billion by the time the buildout is complete, creating one of the largest semiconductor manufacturing sites in the world. The first phase of the project is expected to create 3,000 Intel jobs and 7,000 construction jobs[2].

The Columbus Region has experienced robust growth. From 2010 to 2020, the population of the city alone increased at a growth rate of more than 12%, which is substantially higher than the 2.1% average for the rest of the Midwest. The Columbus Region is expected to expand to 3 million people by 2050[3]. Every job at Intel is expected to create 13 more jobs in other industries, creating a total of 39,000 jobs in Central Ohio[1].

The Middlefield Banking Company has a strong and established presence throughout Central and Western Ohio. With 10 locations throughout Central and Western Ohio, The Middlefield Banking Company is one of the largest independent community banks in the region making it well positioned to support the rapidly expanding financial needs of its surrounding communities.

Sources: [1] *Betsy Liska Goldstein, "Intel on Intel" https://www.youtube.com/watch?v=9MOOwPg4CYw*
[2] *https://www.cleveland19.com/2022/09/09/intels-investment-ohio-could-have-100-billion-impact/*
[3] *https://columbusregion.com/meet-the-region/demographics/*

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www.middlefieldbank.bank Middlefield’s Markets Have a Strong Overlap with Intel’s Supplier Network Blue Counties: Counties with Intel suppliers Red Outlined Counties: Counties with MBCN branches Intel supplier footprint has roughly doubled to 300 suppliers since project inception Suppliers included businesses in more than 38 counties in Ohio Suppliers come from every region in Ohio In addition to new full-time jobs at Intel, the project created 7,000 additional construction jobs - 92% of the construction workers onsite are Ohio residents The project is expected to produce tens of thousands of jobs across Ohio + Source: https://development.ohio.gov/home/news-and-events/all-news/2023-0925-Ohio-Delivers-on-Commitment-Issues-Onshoring-Grant-to-Intel

www.middlefieldbank.bank History of Creating Value for Shareholders Total Shareholder Return (as of 12/31/2023) Value Drivers $100 invested in Middlefield Banc Corp. since 2011, has achieved a total return of $547 compared to $303 for the KBW Regional Bank Index, and $311 for the Nasdaq Bank Index. Middlefield has outperformed the KBW Regional Bank Index and the Nasdaq Bank Index by 80.7% and 75.8%, respectively over this period. Never reported an annual loss Compelling dividend yield and track record of dividend growth Capital allocation strategy focused on acquisitions, share buybacks and dividends Long-term earnings and asset growth Management focused on long-term value creation

www.middlefieldbank.bank Well Positioned for Any Economic Cycle At December 31, 2023, Middlefield’s allowance for credit losses to nonperforming loans was 199.44%, while the allowance for credit losses to total loans was 1.47%. Strong Allowance Well Capitalized Limited Nonperforming Assets Conservative Lending Culture Focused on fair pricing, no national or sub-prime lending, lending within market area, and participation loans with banks that have similar credit quality standards and cultures. Equity to assets of 11.28% at December 31, 2023, compared to 11.71% at December 31, 2022. Middlefield did not take TARP, remained profitable and saw annual net charge-offs peak at only $2.5 million for the year ended December 31, 2011. Overall asset quality remains strong, with $10.9 million in nonperforming assets at December 31, 2023, or 0.60% of total assets, compared to 0.47% of total assets at December 31, 2022. 2008 – 2010 Great Financial Crisis Middlefield is focused on balancing stable loan growth with excellent asset quality. This approach has served the Bank well throughout its 120+ year history and difficult economic periods, including the 2008 – 2010 great financial crisis

www.middlefieldbank.bank Strong Deposit Base and Net Interest Margin Overview Deposit Trends (in thousands) Net Loans to Deposit Ratio Net Interest Margin Stable capital levels supported by local deposit base Core deposit funding base supplemented by $60.8 million in cash and cash equivalents, and $170.8 million in investment securities available for sale at December 31, 2023 Noninterest-bearing deposits were 28.1% of total deposits at December 31, 2023 Focused on maintaining a net interest margin above peer

www.middlefieldbank.bank Excellent Asset Quality and Diverse CRE Composition Overview (at December 31, 2023) CRE Portfolio Composition (at December 31, 2023) Nonperforming Assets to Total Assets Net Charge-Offs (Recoveries) to Average Loans, Annualized Secured loans are subject to loan-to-value requirements based on collateral types CRE as a percent of the total loan portfolio was 45.2% Balanced and diverse CRE portfolio CRE office credit exposure represented 5.5% of the Company's total loan portfolio

www.middlefieldbank.bank Strong Asset Quality: 2006 – 2023 NPA and NCO Summary Conservative underwriting philosophy “Quick to downgrade, slow to upgrade” credit philosophy mitigates loss exposure From 2006 to 2023, NCOs have averaged 11.2% of stated NPAs *NPAs exclude TDRs through 2022. In 2023, the Company adopted new accounting guidance that eliminated TDR accounting. NPAs in 2023 include certain loans that were modified to borrowers experiencing financial difficulty.

www.middlefieldbank.bank Successful Acquisition Strategy: Total Assets Have Grown at a 12.7% CAGR From 2016 to 2023 The January 2017 Liberty Bank, N.A. acquisition extended Middlefield’s reach in Northeast Ohio and into Cuyahoga and Summit Counties The December 2022 Liberty Bancshares, Inc. acquisition extended Middlefield’s reach in Western and Central Ohio and into Hardin and Logan Counties

www.middlefieldbank.bank Returning Capital to Shareholders Annual Dividend Cumulative Shares Repurchased Middlefield has a history of returning excess capital to shareholders. The Company has increased its regular dividend payment in four of the last six years and paid four special dividends over this period. During 2023, Middlefield repurchased 164,221 shares at an average of $27.44 per share and has 293,910 shares remaining under the current repurchase program. Special cash dividend Regular cash dividend $0.81

www.middlefieldbank.bank “I put together an aggressive growth strategy for my business Exscape Designs. The need for a local relationship-based approach made clear sense. In my experience over the years with Middlefield Bank we have been able to achieve a lot of growth together. With Middlefield you're not just numbers, it's the relationship and community that matters to them.” “It has been a pleasure to do business with Middlefield Bank for these past 20 years. When all of the other local major banks turned away from the business, Middlefield Bank welcomed it with open arms. This relationship started with trust and that trust is the foundation in which we continue to use Middlefield for all of our banking needs.” Strategy Dependent on Customers and Communities: Local Committed Through local decision making and a focus on powering growth within its communities, Middlefield is committed to building long-standing relationships with its customers

www.middlefieldbank.bank Fully automated Digital Account Opening (DAO) solution provides our customers a modern, flexible approach to opening accounts. Offers a full-service insurance agency solution to our retail and commercial customers.   Provides simple, seamless access to competitive options. Fraud prevention platform for checks and ACH transactions. Platform empowers customers with the ability to customize actionable alerts and accept or reject suspicious ACH and checks in real-time. Adding Digital Tools and Services to Improve Our Customer Experience and Enhance Our Relationships Digital Account Opening Digital Insurance Agency Digital Fraud Prevention

www.middlefieldbank.bank Loans Supported by Local Decision Making and Individual Service Middlefield’s markets have seen significant industry consolidation in the past ten years. In most cases, large national and regional banks cannot deliver the same level of community service that Middlefield can offer customers Highlights Residential Real Estate Loans(1) Commercial Loans(2) (3) (2) In millions, commercial loans are C&I plus commercial real estate loans (3) Orange bars reflect PPP loan balance >30 Local Lenders 1 Highly Productive LPO 8.8% Commercial Loan 2018 - 2023 CAGR 5.6% Consumer Loan 2018 – 2023 CAGR (1) In millions, includes consumer installment loans

www.middlefieldbank.bank Controlled Balance Sheet Growth Highlights Total Deposits (in millions) Loans (in millions) Introduced new products to attract more deposits and drive noninterest income At December 31, 2023, Middlefield had $60.8 million in cash and cash equivalents, and $170.8 million in investment securities available for sale Strong capital levels, robust liquidity, diverse loan and deposit portfolios, and borrowing capacity of $618.1 million at the FHLB Continuing to enhance delivery in both personal and commercial channels

Supplemental Financial Data (Nasdaq: MBCN)

Annual Financial Summary

Dollars in thousands	2023	2022	2021	2020	2019	2018
Net interest income	$ 65,203	$ 50,177	$ 48,140	$ 43,388	$ 41,385	$ 40,448
Provision for loan losses	3,002	0	700	9,840	890	840
Noninterest income	6,691	6,746	7,249	5,990	4,841	3,728
Noninterest expense	48,137	38,030	31,991	29,788	30,033	28,743
Income before income taxes	20,755	18,893	22,698	9,750	15,303	14,593
Income taxes	3,387	3,220	4,065	1,401	2,592	2,162
Net income	$ 17,368	$ 15,673	$ 18,633	$ 8,349	$ 12,711	$ 12,431
Net interest margin	4.04%	4.08%	3.78%	3.54%	3.68%	3.77%
Total assets	$1,822,883	$1,687,682	$1,331,006	$1,391,979	$1,182,475	$1,248,398
Loans outstanding, net	$1,456,437	$1,338,434	$ 967,349	$1,090,626	$ 977,490	$ 984,681
Deposits	$1,426,602	$1,402,019	$1,166,610	$1,225,200	$1,020,843	$1,016,067
Equity capital	$ 205,681	$ 197,691	$ 145,335	$ 143,810	$ 137,775	$ 128,290
Earnings per share – diluted (1)	$ 2.14	$ 2.60	$ 3.01	$ 1.31	$ 1.96	$ 1.92
Cash dividend (per share) (1)	$ 0.85	$ 0.81	$ 0.69	$ 0.60	$ 0.57	$ 0.59
Dividend pay-out ratio	39.52%	37.23%	22.76%	45.92%	28.99%	30.40%
Return on average assets	0.99%	1.17%	1.36%	0.64%	1.05%	1.09%
Return on average equity	8.83%	11.25%	12.74%	5.87%	9.35%	9.94%
Return on average tangible common equity (2)	11.20%	12.95%	14.38%	6.66%	10.72%	11.57%

(1) Per share data adjusted for 2-for-1 stock split on November 8, 2019
(2) Refer to the Company's press releases for the corresponding periods for "GAAP to Non-GAAP Reconciliations"

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Excellent Asset Quality and Capital Levels

Strong reserve coverage provides flexibility in managing potential losses with reduced impact on net income

Asset quality data	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
	For the Three Months Ended				
(Dollar amounts in thousands, unaudited)					
Nonperforming loans [1]	$ 10,877	$ 7,717	$ 7,116	$ 6,882	$ 2,111
Other real estate owned	-	5,792	5,792	5,792	5,821
Nonperforming assets	$ 10,877	$ 13,509	$ 12,908	$ 12,674	$ 7,932
Allowance for credit losses	$ 21,693	$ 20,986	$ 20,591	$ 20,162	$ 14,438
Allowance for credit losses/total loans	1.47%	1.45%	1.46%	1.46%	1.07%
Net charge-offs (recoveries):					
Quarter-to-date	$ (117)	$ (16)	$ 111	$ (8)	$ 94
Year-to-date	(31)	87	103	(8)	(96)
Net charge-offs (recoveries) to average loans, annualized:					
Quarter-to-date	(0.03%)	0.00%	0.03%	0.00%	0.03%
Year-to-date	0.00%	0.01%	0.01%	0.00%	-0.01%
Nonperforming loans/total loans	0.74%	0.53%	0.50%	0.50%	0.16%
Allowance for credit losses/nonperforming loans	199.44%	271.95%	289.36%	292.97%	683.94%
Nonperforming assets/total assets	0.60%	0.75%	0.74%	0.73%	0.47%

[1] On January 1, 2023, the Company adopted ASU 2022-02, Financial Instruments – Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. As a result, nonperforming loans for the periods after January 1, 2023, include certain loans which were modified to borrowers experiencing financial difficulty. Amounts prior to January 1, 2023, exclude nonperforming troubled debt restructurings that were performing in according with their terms over a prescribed period of time, for which accounting guidance was eliminated upon adoption of ASU 2022-02.

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Reconciliation of Non-GAAP Measures

Reconciliation of Common Stockholders' Equity to Tangible Common Equity	For the Three Months Ended				
(Dollar amounts in thousands, unaudited)	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022
Stockholders' Equity	$ 205,681	$ 193,749	$ 197,227	$ 195,165	$ 197,691
Less Goodwill and other intangibles	42,998	43,103	43,368	39,171	39,436
Tangible Common Equity	$ 162,683	$ 150,646	$ 153,859	$ 155,994	$ 158,255
Shares outstanding	8,095,252	8,092,576	8,088,793	8,088,793	8,245,235
Tangible book value per share	$ 20.10	$ 18.62	$ 19.02	$ 19.29	$ 19.19

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Twelve Months Ended	
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Dec. 31, 2023	Dec. 31, 2022
Average Stockholders' Equity	$ 197,208	$ 196,795	$ 196,183	$ 194,814	$ 148,616	$ 196,602	$ 139,270
Less Average Goodwill and other intangibles	42,972	43,232	40,522	39,300	23,731	41,507	18,200
Average Tangible Common Equity	$ 154,236	$ 153,563	$ 155,661	$ 155,514	$ 124,885	$ 155,095	$ 121,070
Net income	$ 3,543	$ 3,836	$ 5,092	$ 4,897	$ 3,502	$ 17,368	$ 15,673
Return on average tangible common equity (annualized)	9.11%	9.91%	13.12%	12.77%	11.13%	11.20%	12.95%

This presentation includes disclosure of Middlefield Banc Corp.'s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.'s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.

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